UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

COLONY BANKCORP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 South Grant Street, Fitzgerald, Georgia 317501

(Address of Principal Executive Offices)

(229) 426-6000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2017, Colony Bankcorp, Inc. (the “Company”) announced the promotion of Edward Lee Bagwell, III to Executive Vice President, Chief Credit Officer and In-house Legal Counsel of the Company and the Company’s wholly owned subsidiary, Colony Bank (the “Bank”). He previously served as Senior Vice President, Chief Credit Officer and In-house Legal Counsel from October 18, 2016 to present.

Mr. Bagwell, 50, joined the Company on June 30, 2003 as a Commercial Lender and in-house attorney with Colony Bank Southeast. Beginning in 2008 he served as in-house legal counsel of the Company and was in charge of the Bank’s special assets. Prior to that time, Mr. Bagwell was in the private practice of law in Douglas, Georgia. Mr. Bagwell earned an Associate Degree in Business from South Georgia College in 1987, a BBA in Finance from the University of Georgia in 1989 and his Juris Doctorate from The Cumberland School of Law in 1992.

Mr. Bagwell will not be entering into an employment agreement with the Company. In connection with his promotion to Executive Vice President, Chief Credit Officer and In-house Legal Counsel of the Company and the bank, Mr. Bagwell will receive a base salary of $140,000. Mr. Bagwell will also be eligible to participate in any other compensation and benefits programs that are available to the Company’s executive officers.

No family relationships exist between Mr. Bagwell and any of the Company’s directors or executive officers. There are no arrangements between Mr. Bagwell and any other person pursuant to which Mr. Bagwell was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Bagwell has a material interest subject to disclosures under Item 404(a) of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: August 30, 2017	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice-President and
Chief Financial Officer